UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

TAILWIND TWO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40170	98-1572314
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

150 Greenwich Street, 29th Floor New York, NY	10006
(Address of principal executive offices)	(Zip Code)

(212) 266-0085

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	TWNT.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	TWNT	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	TWNT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Amendment to Agreement and Plan of Merger

As previously disclosed, on October 28, 2021, Tailwind Two Acquisition Corp., a Cayman Islands exempted company (“Tailwind Two”), entered into an Agreement and Plan of Merger, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated February 8, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Tailwind Two, Titan Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Terran Orbital Corporation, a Delaware corporation (“Terran Orbital”).

On March 9, 2022, Tailwind Two, Merger Sub and Terran Orbital entered into Amendment No 2. to the Merger Agreement (“Amendment No. 2”). Pursuant to Amendment No. 2, the parties agreed to delete the condition to consummation of the transactions contemplated by the Merger Agreement that, after giving effect to the transactions contemplated by the Merger Agreement, the Net Debt (as defined in the Merger Agreement) equaled $40,000,000 or less and add a condition that Tailwind Two’s public shareholders shall not have elected to redeem a number of Tailwind Two’s Class A Ordinary Shares, par value $0.0001 per share (the “Class A Shares”) that would result in greater than 85% of the aggregate number of Class A Shares outstanding being redeemed.

A copy of Amendment No. 2 is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of Amendment No. 2 is qualified in its entirety by reference thereto.

Francisco Partners Note Purchase Agreement Amendment

As previously disclosed, on November 24, 2021, Terran Orbital entered into a note purchase agreement (the “FP Note Purchase Agreement”) with Wilmington Savings Fund Society, FSB, as agent, certain managed funds or investment vehicles of FP Credit Partners, L.P., (collectively, “FP”) as the purchasers, and certain subsidiaries of Terran Orbital, as guarantors from time to time party thereto to provide for the issuance and sale of senior secured notes due 2026 (the “senior secured notes”) in an aggregate principal amount up to $150.0 million subject to the satisfaction of certain conditions. On March 9, 2022, the parties entered into Amendment No 1. to the FP Note Purchase Agreement (“FP NPA Amendment No. 1”). Pursuant to the FP Amendment No. 1, the parties agreed, among other things, to (i) permit the issuance and sale of an aggregate principal amount of $24.0 million of senior secured notes on March 9, 2022, (ii) increase the principal amount of senior secured notes that may be issued under the FP Note Purchase Agreement to up to $154.0 million and (iii) delete the condition to issuance of up to $100.0 million of additional senior secured notes (the “Additional Delayed Draw Notes”) on the closing date of the Merger Agreement, the amount of which issuance is dependent on the percentage of Class A Shares of Tailwind Two that are redeemed by shareholders in connection with the merger, that, after giving effect to the transactions contemplated by the Merger Agreement, the Net Debt (as defined in the FP Note Purchase Agreement) equaled $40,000,000 or less and add the condition that Tailwind Two’s public shareholders shall not have elected to redeem a number of Tailwind Two’s Class A Shares, that would result in greater than 85% of the aggregate number of Class A Shares outstanding being redeemed.

A copy of FP NPA Amendment No. 1 is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Amendments is qualified in its entirety by reference thereto.

Existing Note Purchase Agreement and Support Agreement Amendments

As previously disclosed, pursuant to the terms of their respective support agreements, on November 24, 2021 each of Lockheed Martin Corporation (“Lockheed Martin”) and Beach Point Capital (“Beach Point”) entered into the fifth amendment to the Note Purchase Agreement, dated as of March 8, 2021, by and among Terran Orbital, the guarantors party thereto, the purchasers party thereto and Lockheed Martin, as authorized representative pursuant to which, they, among other things, consented to Terran Orbital incurring obligations related to up to $30.0 million of notes under the FP Note Purchase Agreement, aligning cash interest payments prior to March 8, 2024 with the terms of cash interest payments under the FP Note Purchase Agreement and the entry into a first lien intercreditor agreement. On March 9, 2022, the parties entered into the sixth amendment to Note Purchase Agreement (“Existing NPA Amendment No. 6”). Pursuant to the Existing NPA Amendment No. 6, the parties agreed, among other things, to consent to Terran Orbital incurring an additional $24.0 million of notes under the FP Note Purchase Agreement.

Additional Information

In connection with the proposed business combination with Terran Orbital, Tailwind Two filed the Registration Statement with the SEC containing the Proxy Statement/Prospectus. The Registration Statement has been declared effective by the SEC and has been mailed to Tailwind Two’s shareholders. This communication does not contain all the information that should be considered concerning the potential transaction and is not intended to form the basis of any investment decision or any other decision in respect of the potential transaction. Tailwind Two’s shareholders and other interested persons are advised to read the Proxy Statement/Prospectus and other documents filed in connection with the potential transaction, as these materials will contain important information about Terran Orbital, Tailwind Two and the potential transaction. Shareholders will also be able to obtain copies of the Proxy Statement/Prospectus and other documents filed with the SEC, without charge at the SEC’s website sec.gov.

Participants in the Solicitation

Tailwind Two and its directors and executive officers may be deemed participants in the solicitation of proxies from Tailwind Two’s shareholders with respect to the potential transaction. A list of the names of those directors and executive officers and a description of their interests in Tailwind Two is contained in Tailwind Two's final prospectus relating to its initial public offering dated March 8, 2021, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov. Additional information regarding the interests of such participants is contained in the Proxy Statement/Prospectus.

Terran Orbital and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from Tailwind Two's shareholders in connection with the potential transaction. A list of the names of such directors and executive officers and information regarding their interests in the potential transaction are included in the Proxy Statement/Prospectus.

Forward-Looking Statements

This communication includes certain forward-looking statements, estimates, and projections provided by Terran Orbital that reflect management’s views regarding the anticipated future financial and operating performance of Terran Orbital. Forward-looking statements are statements that are not historical, including statements regarding operational and financial plans, terms and performance of Terran Orbital and other projections or predictions of the future. Forward looking statements are typically identified by such words as “project,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should,” and “could” and similar expressions. Such statements, estimates, and projections reflect numerous assumptions concerning anticipated results. Forward-looking statements in this communication may include, for example; statements about Terran Orbital’s industry and market sizes; future opportunities; expectations and projections concerning future financial and operational performance and results of Terran Orbital; and the potential transactions, including items such as the implied enterprise value, ownership structure, the amount of redemption requests made by Tailwind Two’s shareholders, the ability of Tailwind Two to issue equity or equity-linked instruments in connection with the potential transactions or in the future, the likelihood and ability of the parties to successfully consummate the potential transactions, and those factors set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”; Market Ranking and Other Industry Data” in the Proxy Statement/Prospectus. As these assumptions may or may not prove to be correct and there are numerous factors which will affect Terran Orbital’s actual results (many of which are beyond Terran Orbital’s control), there can be no assurances that any projected results are attainable or will be realized. Terran Orbital and Tailwind Two disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law. Terran Orbital’s actual results may differ materially from those set forth in this communication. Accordingly, no representations are made as to the accuracy, reasonableness or completeness of such statements, estimates, or projections.

No Offer or Solicitation

This communication and any oral statements made in connection with this communication shall not constitute an offer, nor a solicitation of an offer, of the sale or purchase of any securities, nor shall any securities of Terran Orbital or Tailwind Two be offered or sold, in any jurisdiction in which such an offer, solicitation or sale would be unlawful. Neither the SEC nor any state securities commission has approved or disapproved of the transactions contemplated hereby or determined if this communication is truthful or complete. Any representation to the contrary is a criminal offense. Nothing in this communication constitutes investment, tax or legal advice or a recommendation regarding any securities. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, must make your own decisions and perform your own independent investment and analysis of the potential transactions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of March 9, 2022, by and among Tailwind Two Acquisition Corp., Titan Merger Sub, Inc., and Terran Orbital Corporation.
10.1	Amendment No. 1 to Note Purchase Agreement, dated as of March 9, 2022, by and among Terran Orbital Corporation, the guarantors from time to time party hereto, the purchasers from time to time party hereto and Wilmington Savings Fund Society, FSB, as agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2022

TAILWIND TWO ACQUISITION CORP.

By:	/s/ Matt Eby
Name:	Matthew Eby
Title:	Co-Chief Executive Officer and Chief Financial Officer